SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.  )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

TARGETED MEDICAL PHARMA, INC.

(Name of Registrant as Specified In Its Charter)

N.A.

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TARGETED MEDICAL PHARMA, INC.
2980 Beverly Glen Circle, Suite 301
Los Angeles, CA 90077

Dear Fellow Stockholders:

You are cordially invited to attend the 2013 annual meeting of stockholders (the “Meeting”) of Targeted Medical Pharma, Inc. (the “Company”). The meeting will be held at Hotel Palomar Los Angeles located at 10740 Wilshire Blvd., Los Angeles, California 90024, on Monday, July 22, 2013, at 10:00 a.m., Pacific Time. We are asking stockholders to consider and vote upon the following proposals:

•	To elect four directors (the “Director Nominees”) to serve on the Company’s Board of Directors (the “Board”) for a term of one year;
•	To consider and vote upon an amendment (the “Amendment”) to Article FOURTH of the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a ratio of between one-for-two and one-for-ten with such ratio to be determined at the sole discretion of the Board (the “Reverse Split”) and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Split Proposal”);
•	To conduct a non-binding advisory vote on our 2012 executive compensation;
•	To conduct a non-binding advisory vote recommending the frequency of advisory votes on executive compensation;
•	To consider and vote on a proposal to authorize the Board to adjourn the Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Meeting to approve the proposals;
•	Such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

Please review in detail the attached notice and proxy statement, which are first being mailed to our stockholders on or about July 11, 2013.

Your vote is very important to us regardless of the number of shares you own. Whether or not you are able to attend the Meeting in person, please follow the voting instructions on the enclosed proxy card to vote your shares. Granting a proxy will not limit your right to vote in person if you wish to attend the Meeting and vote in person.

Yours truly,

/s/ William E. Shell

William E. Shell, M.D.
Chief Executive Officer and Chief Scientific Officer

July 9, 2013

TARGETED MEDICAL PHARMA, INC.
2980 Beverly Glen Circle, Suite 301
Los Angeles, CA 90077

To the Stockholders of Targeted Medical Pharma, Inc.:

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Targeted Medical Pharma, Inc. (the “Company”) for use at the 2013 annual meeting of stockholders of the Company (the “Meeting”) and at all adjournments and postponements thereof. The Meeting will be held at Hotel Palomar Los Angeles located at 10740 Wilshire Blvd., Los Angeles, California 90024, on Monday, July 22, 2013, at 10:00 a.m., Pacific Time, to consider and vote upon the following proposals:

1.	To elect four directors (the “Director Nominees”) to serve on the Board for a term of one year;
2.	To consider and vote upon an amendment (the “Amendment”) to Article FOURTH of the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a ratio of between one-for-two and one-for-ten with such ratio to be determined at the sole discretion of the Board (the “Reverse Split”) and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Split Proposal”);
3.	To conduct a non-binding advisory vote on our 2012 executive compensation;
4.	To conduct a non-binding advisory vote recommending the frequency of advisory votes on executive compensation;
5.	To consider and vote on a proposal to authorize the Board to adjourn the Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Meeting to approve the proposals;
6.	Such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE PROPOSALS. THE BOARD FURTHER RECOMMENDS THAT ADVISORY VOTES ON EXECUTIVE COMPENSATION PAID SHOULD OCCUR EVERY THREE YEARS.

Holders of record of our Common Stock at the close of business on June 21, 2013 (the “Record Date”) will be entitled to notice of, and to vote at, this Meeting and any adjournment or postponement thereof. Each share of Common Stock entitles the holder thereof to one vote.

Your vote is important, regardless of the number of shares you own. Even if you plan to attend this Meeting in person, it is strongly recommended that you complete the enclosed proxy card before the meeting date, to ensure that your shares will be represented at this Meeting if you are unable to attend.

A complete list of stockholders of record entitled to vote at this Meeting will be available for ten days before this Meeting at the principal executive office of the Company for inspection by stockholders during ordinary business hours for any purpose germane to this Meeting.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

This notice and the enclosed proxy statement are first being mailed to stockholders on or about July 11, 2013.

By Order of the Board,

/s/ Amir Blachman Amir Blachman Secretary	/s/ William E. Shell William E. Shell, M.D. Chief Executive Officer and Chief Scientific Officer
July 9, 2013	July 9, 2013

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS AND FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION PAID TO OCCUR EVERY THREE YEARS.

i

TARGETED MEDICAL PHARMA, INC.
2980 Beverly Glen Circle, Suite 301
Los Angeles, CA 90077

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS

to be held on Monday, July 22, 2013, at 10:00 a.m., Pacific Time
Hotel Palomar Los Angeles
10740 Wilshire Blvd., Los Angeles, California 90024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this proxy statement?

This proxy statement describes the proposals on which our Board would like you, as a stockholder, to vote at the Meeting, which will take place on Monday, July 22, 2013, at 10:00 a.m., Pacific Time, at the Hotel Palomar Los Angeles, located at 10740 Wilshire Blvd., Los Angeles, California 90024.

Stockholders are being asked to consider and vote upon proposals to (i) elect four directors to the Board to serve one-year terms, (ii) approve the Reverse Split Proposal, (iii) approve our 2012 executive compensation as part of a non-binding advisory vote, (iv) approve the frequency of advisory votes on executive compensation as part of a non-binding advisory vote, and (v) authorize the Board to adjourn the Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Meeting to approve the proposals.

This proxy statement also gives you information on the proposals so that you can make an informed decision. You should read it carefully. Your vote is important. You are encouraged to submit your proxy card as soon as possible after carefully reviewing this proxy statement and its annexes.

In this proxy statement, we refer to Targeted Medical Pharma, Inc. as the “Company”, “we”, “us” or “our.”

Who can vote at this Meeting?

Stockholders who owned shares of our Common Stock on June 21, 2013 (the “Record Date”) may attend and vote at this Meeting. There were 23,884,225 shares of Common Stock outstanding on the Record Date. All shares of Common Stock shall have one vote per share. Information about the stockholdings of our directors, executive officers and significant stockholders is contained in the section of this Proxy Statement entitled “Other Information — Beneficial Ownership of Certain Beneficial Owners” beginning on page 31 of this Proxy Statement.

What is the proxy card?

The card enables you to appoint William E. Shell, MD, our Chief Executive Officer, Chief Scientific Officer and a director, and David Silver, MD, our President and Chief Operating Officer, as your representatives at this Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at this Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend this Meeting. Even if you plan to attend this Meeting, it is strongly recommended to complete and return your proxy card before this Meeting date just in case your plans change. If a proposal comes up for vote at this Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

How does the Board recommend that I vote?

Our Board unanimously recommends that stockholders vote “FOR” all proposals being put before our stockholders at the Meeting. Our Board further recommends that advisory votes on executive compensation paid should occur every three years.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Certain of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record/Registered Stockholders

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Island Stock Transfer, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

How do I vote?

If you were a holder of record of the Company’s Common Stock on the Record Date, you may vote in person at the Meeting or by submitting a proxy.

(1) You may submit your proxy by mail.  You may submit you proxy by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to this Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and
•	according to the best judgment of the proxies if a proposal comes up for a vote at this Meeting that is not on the proxy card.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	FOR each nominee for director;
•	FOR the Reverse Split Proposal;
•	To approve the 2012 compensation to our executive officers;
•	To approve the frequency of future advisory votes on executive compensation be held every three years;
•	To authorize the Board to adjourn the Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Meeting to approve the proposals; and
•	According to the best judgment of Dr. Shell and Dr. Silver if a proposal comes up for a vote at this Meeting that is not on the proxy card.

(2) You may vote in person at this Meeting.  We will pass out written ballots to any record holder who wants to vote at this Meeting.

If I plan on attending the Meeting, should I return my proxy card?

Yes. Whether or not you plan to attend the Meeting, after carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the proxy card in the pre-addressed, postage-paid envelope provided herewith as soon as possible so your shares may be represented at the Meeting.

May I change my mind after I return my proxy?

Yes. You may revoke your proxy and change your vote at any time before the polls close at this Meeting. You may do this by:

•	sending a written notice to the Secretary of the Company at the Company’s executive offices stating that you would like to revoke your proxy of a particular date;
•	signing another proxy card with a later date and returning it to the Secretary before the polls close at this Meeting; or
•	attending this Meeting and voting in person.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What happens if I do not indicate how to vote my proxy?

Signed and dated proxies received by the Company without an indication of how the stockholder desires to vote on a proposal will be voted in favor of each director and proposal presented to the stockholders and will be voted in favor of having advisory votes on executive compensation paid every three years.

Will my shares be voted if I do not sign and return my proxy card?

If you do not sign and return your proxy card, your shares will not be voted unless you vote in person at this Meeting.

What vote is required to elect the Director Nominees as directors of the Company?

The election of each nominee for director requires the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy and entitled to vote in the election of directors at the Meeting.

What vote is required to approve the Reverse Stock Split Proposal?

The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting, voting as one class, is required for approval of the Reverse Split Proposal.

How many votes are required for the non-binding advisory vote on our 2012 executive compensation?

The proposal to approve, on an advisory basis, the compensation awarded to our named executive officers for the fiscal year ending December 31, 2012 requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote.

How many votes are required for non-binding advisory vote recommending the frequency of advisory votes on executive compensation?

The proposal to approve, on an advisory basis, the frequency of advisory votes on executive compensation requires a plurality of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote. For purposes of determining the votes cast with respect to the vote to approve a non-binding advisory vote recommending the frequency of advisory votes on executive compensation, only those votes cast in favor of having the vote occur every one, two or three years are included.

How many votes are required for the adjournment of the Meeting?

The proposal to authorize the Board to adjourn the Meeting to a later date or dates (the “Stockholder Adjournment Proposal”), if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Meeting to approve the proposals, requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed, except as may be necessary to meet legal requirements.

Where do I find the voting results of this Meeting?

We will announce voting results at this Meeting and also file a Current Report on Form 8-K with the Securities and Exchange Commission reporting the voting results.

Who can help answer my questions?

You can contact Amir Blachman at (310) 474-9809 or by sending a letter at the offices of the Company at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077 with any questions about proposals described in this proxy statement or how to execute your vote.

THE ANNUAL MEETING

General

We are furnishing this proxy statement to you, as a stockholder of Targeted Medical Pharma, Inc., as part of the solicitation of proxies by our Board for use at the Meeting to be held on July 22, 2013, and any adjournment or postponement thereof. This proxy statement is first being furnished to stockholders on or about July 12, 2013. This proxy statement provides you with information you need to know to be able to vote or instruct your proxy how to vote at the Meeting.

Date, Time and Place of the Meeting

The Meeting will be held on July 22, 2013, at 10:00 a.m., Pacific Time, at the Hotel Palomar Los Angeles, located at 10740 Wilshire Blvd., Los Angeles, California 90024, or such other date, time and place to which the Meeting may be adjourned or postponed.

Purpose of the Meeting

At the Meeting, the Company will ask stockholders to consider and vote upon the following proposals:

1.	To elect four directors (the “Director Nominees”) to serve on the Board for a term of one year;
2.	To consider and vote upon an amendment (the “Amendment”) to Article FOURTH of the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a ratio of between one-for-two and one-for-ten with such ratio to be determined at the sole discretion of the Board (the “Reverse Split”) and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Split Proposal”);
3.	To conduct a non-binding advisory vote on our 2012 executive compensation;
4.	To conduct a non-binding advisory vote recommending the frequency of advisory votes on executive compensation;
5.	To consider and vote on a proposal to authorize the Board to adjourn the Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Meeting to approve the proposals;
6.	Such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

Recommendations of the Board of Directors

After careful consideration of each nominee for director, the Board has unanimously determined to recommend that stockholders vote (i) “FOR” each of the Director Nominees, (ii) “FOR” the Reverse Split Proposal, (iii) to approve, on an advisory basis, the compensation awarded to our named executive officers for the fiscal year ended December 31, 2012, and (iv) to authorize the Board to adjourn the Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Meeting to approve the proposals. The Board further recommends that advisory votes on executive compensation paid should occur every three years.

Record Date and Voting Power

Our Board fixed the close of business on June 21, 2013, as the record date for the determination of the outstanding shares of Common Stock entitled to notice of, and to vote on, the matters presented at this Meeting. As of the Record Date, there were 23,884,225 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote. Accordingly, a total of 23,884,225 votes may be cast at this Meeting.

Quorum and Required Vote

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the meeting if a majority of the Common Stock outstanding and entitled to vote at the Meeting is represented in person or by proxy. Abstentions will count as present for purposes of establishing a quorum.

The election of each of the Director Nominees requires the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy and entitled to vote in the election of directors at the Meeting. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the election of directors.

The Reverse Split Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock voting as one class for approval of the Reverse Split Proposal. Abstentions are considered present for purposes of establishing a quorum but will count as a vote against the Reverse Split Proposal.

The proposal to approve, on an advisory basis, the compensation awarded to our named executive officers for the fiscal year ending December 31, 2012 requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote. Abstentions will have no direct effect on the outcome of this proposal.

The proposal to approve, on an advisory basis, the frequency of advisory votes on executive compensation requires a plurality of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote. For purposes of determining the votes cast with respect to the vote to approve a non-binding advisory vote recommending the frequency of advisory votes on executive compensation, only those votes cast in favor of having the vote occur every one, two or three years are included. Abstentions will have no direct effect on the outcome of this proposal.

The proposal to authorize the Board to adjourn the Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Meeting to approve the proposals, requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon.

Voting

Each share of Common Stock that you own in your name entitles you to one vote, in each case, on the applicable proposals. Your one or more proxy cards show the number of shares of Common Stock that you own. There are two ways to vote you shares:

•	You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Company’s Board: “FOR” each nominee for director, “FOR” the Reverse Split Proposal, to approve, on an advisory basis, the compensation awarded to our named executive officers for the fiscal year ended December 31, 2012, “FOR” advisory votes on executive compensation to occur every three years and “FOR” the Board to have the ability to adjourn the Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Meeting to approve the proposals.
•	You can attend the Meeting and vote in person if you are a holder of record. You will be given a ballot when you arrive.

Revocability of Proxies

Any proxy may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by (A) sending to our Secretary, at Targeted Medical Pharma, Inc., 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares, or (B) by attending this Meeting and voting in person.

Proxy Solicitation Costs

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to this Meeting, will be borne by the Company. If any additional solicitation of the holders of our outstanding shares of Common Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals.

No Right of Appraisal

None of Delaware law, our Second Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

No Additional Matters May Be Presented at the Meeting

The Meeting has been called to (i) elect four directors to the Board to serve one-year terms, (ii) approve the Reverse Split Proposal, (iii) approve our 2012 executive compensation as part of a non-binding advisory vote, (iv) approve the frequency of advisory votes on executive compensation as part of a non-binding advisory vote, and (v) authorize the Board to adjourn the Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Meeting to approve the proposals. Under the Company’s Amended and Restated Bylaws, other than procedural matters incident to the conduct of the Meeting, no other matters may be considered at the Meeting if they are not included in the notice of the Meeting.

Who Can Answer Your Questions About Voting Your Shares

You can contact Amir Blachman at (310) 474-9809 or by sending a letter at the offices of the Company at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077 with any questions about proposals described in this proxy statement or how to execute your vote.

Principal Offices

The principal executive offices of our Company are located at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077. The Company’s telephone number at such address is at (310) 474-9809.

PROPOSAL ONE — ELECTION OF DIRECTORS

The nominees listed below have been nominated by the Nominating and Corporate Governance Committee and approved by our Board to stand for election as directors of the Company. Unless such authority is withheld, proxies will be voted for the election of the persons named below, each of whom has been designated as a nominee. If, for any reason not presently known, any person is not available to serve as a director, another person who may be nominated will be voted for in the discretion of the proxies.

Unless you indicate otherwise, shares represented by executed proxies in the form enclosed will be voted for the election of each nominee unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board.

Please note that Messrs. David Silver M.D., Maurice J. DeWald and Arthur R. Nemiroff have retained their positions on the Board without having to be nominated for reelection as a result of our Second Amended and Restated Certificate of Incorporation, as approved by our stockholders on August 6, 2012. The Second Amended and Restated Certificate of Incorporation removed the concept of a staggered board from our Company’s charter but did not affect the terms of office of any of the directors at the time such proposal was approved. The terms of each of Messrs. Silver, DeWald and Nemiroff will expire at the Company’s 2014 annual meeting.

Required Vote

Approval of each nominee for director requires the affirmative vote of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at this Meeting and entitled to vote in the election.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While the Nominating and Corporate Governance Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, the Nominating and Corporate Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Nominee Information

Donald J. Webster

Mr. Webster has served as a director since February 2011. Prior to assuming his current responsibilities, from July 1977 to September 2003, Mr. Webster served in various positions at Chevron Corporation, an international energy company, including, most recently, as general manager of procurement. Mr. Webster also served in production operations management, new business opportunities assessment, and supply chain management in the United States and abroad during his tenure at Chevron. Mr. Webster has directed complex oil and gas operations in various developing countries. He also had responsibility for the development and implementation of supply chain and contracting strategies for the Chevron Corporation. When he served as general manager of supply chain management, Mr. Webster was responsible for leading improvements in Chevron’s $6 billion annual spending on supplies and services and also directed several company-wide strategic sourcing initiatives. As general manager of supply chain management at the corporate level, Mr. Webster guided in-depth internal reviews of Chevron’s shared financial services activities (including Chevron’s in-house credit card business), business and real estate company. In March 2004, Mr. Webster founded Webster Consulting Services, LLC, which provides general, operational management and supply chain guidance for firms in various industries. Mr. Webster is a member of the Institute of Supply Management and is accredited as a certified purchasing manager by the Institute for Supply Management. He is a past President and Director of the Lions Camp Horizon Foundation and the current President and Director of the Lahari Foundation. Mr. Webster holds a Bachelor of Engineering degree in chemical engineering from McMaster University in Hamilton, Ontario. Mr. Webster’s experience in supply chain management, production operations management and business consulting in a variety of industries leads us to conclude that he would make significant contributions as a director.

Kim Giffoni

Mr. Giffoni is our Executive Vice President of Foreign Sales and Investor Relations and a director. Mr. Giffoni is a founder of the Company and served as President and Chief Operating Officer of the Company from December 1999 to December 2010 (Mr. Giffoni also acted as a director through this time). Since December 2010, Mr. Giffoni has served as Executive Vice President of Foreign Sales and Investor Relations of the Company. Prior to assuming his current responsibilities, from April 1996 to May 1999, Mr. Giffoni served as president of NutraCorp Scientific, Inc., a dietary supplement company marketing and selling nutritional products worldwide. From January 1983 to March 1996, Mr. Giffoni founded and served as president of Giffoni Development Company. Under Mr. Giffoni’s direction the company profitability developed and sold multi-million dollar residences in Southern California. From 1980 through 1983 Mr. Giffoni served as an advertising manager of Herald Community Newspapers supervising advertising insert flow into fifteen local newspapers throughout Southern California. Prior to working for the Los Angeles based Herald Community Newspapers, from 1972 through 1979, Mr. Giffoni served as adverting director of the Las Virgenes Enterprise Newspaper Group and co-founded the weekly newspaper Malibu Surfside News. Mr. Giffoni earned a Bachelor of Arts in Communications from California State University at Northridge. Mr. Giffoni is a former professional baseball player for the Kansas City Royals Professional Baseball Club and is a commercially-rated helicopter plot. Mr. Giffoni’s role as a founding member of the Company, his experience in sales and marketing and his background in business development leads us to conclude that he would make significant contributions as a director.

William E. Shell, M.D.

Dr. Shell has been our Chief Executive Officer since June 2006 and has been our Chief Science Officer and a director since July 2000. Dr. Shell is a board-certified cardiologist and an inventor. Dr. Shell attended the University of Michigan and University of Michigan Medical School from June 1960 until July 1967, where he obtained a Degree in Cell Biology and an MD. He completed his Internal Medicine Residency at University Hospital Ann Arbor Michigan in June 1970. He completed his Cardiovascular Disease Fellowship at the University of California, San Diego in 1973 and became Board Certified in Internal Medicine and Cardiology in 1973. Dr. Shell was an officer on active duty in the United States Air Force for two years from July 1973 until June 1975. During his tenure in the United States Air Force, Dr. Shell served as the first American physician in the American Soviet Exchange Program and as the director of the coronary care unit at Keesler Air Force Base in Mississippi, for which work Dr. Shell received a Presidential Citation from President Nixon. Dr. Shell joined Cedars Sinai Medical Center in July 1975 as the Coronary Care Unit Director and Director of the Cardiovascular Biochemistry Research Laboratories. From July 1982 to June 1990, Dr. Shell served as Director of Cardiac Rehabilitation and an attending Cardiologist at Cedars-Sinai Medical Center in Los Angeles, California. From July 1975 until June 1983, Dr. Shell served as an Associate Professor of Medicine at UCLA School of Medicine. From July 1975 to July 1985, Dr. Shell served as an Associate Cardiologist at Cedars-Sinai Medical Center. From September, 1991 to August 1994, Dr. Shell served as chairman and chief science officer of Interactive Medical Technologies (OTCBB:IMT). From 1987 until August 1999 Dr. Shell served as Chief Scientific Officer of Beverly Glen Medical Systems. Since July 2000, Dr. Shell has served as the Chief Science Officer of the Company. Since June 2006 Dr. Shell has served as the Chief Executive Officer of the Company.

In November 2003, Dr. Shell filed for Chapter 7 Bankruptcy. This bankruptcy filing related to a 1998 marital distribution agreement entered into in connection with Dr. Shell’s divorce that was based on the projected stock value of Interactive Medical Technologies’ stock. There were no other significant debts in the bankruptcy.

Dr. Shell’s extensive background in science and medicine, his role as co-inventor of our Company’s patented technology, his experience in the formation of new companies and his leadership in managing our Company as Chief Executive Officer leads us to conclude that he would make significant contributions as a director.

Scott Gottlieb, M.D.

Dr. Gottlieb, M.D. has been nominated to serve as a director by the Board and is not currently affiliated with the Company. Dr. Gottlieb currently serves as a Venture Partner at New Enterprise Associates, a top ranked venture capital firm. At New Enterprise Associates Dr. Gottlieb works as a member of the healthcare team, a position he has held this position since 2007. Additionally, Dr. Gottlieb is currently a Resident Fellow at the American Enterprise Institute, a role that he has held in 2003, 2005 and from 2007 through 2013. As a Resident Fellow, Dr. Gottlieb is responsible for researching issues related to healthcare policy and authoring policy reports and short essays. In this role, Dr. Gottlieb has briefed members of the Congressional Staff and leading Administration officials on health policy and has testified before Congress. Prior to and during his time at New Enterprise Associates and American Enterprise Institute, Dr. Gottlieb worked as a Senior Adviser at Arcoda Investment Management, LLC (from 2007 through 2012) and as a member to several decision making boards at GlaxoSmithKline (from 2010 through 2013). In addition to his experience in the private sector, Dr. Gottlieb also worked as Deputy Commissioner for Medical and Scientific Affairs for the Food and Drug Administration from 2005 through 2007 and as a Senior Advisor to the Administrator at Centers for Medicare and Medicaid Services in 2004. Over the past five years, Dr. Gottlieb has held directorships with two publicly traded companies: CombiMatrix Corp. (NASDAQ: CBMX) and Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI). Dr. Gottlieb earned a bachelor of arts in economics from Wesleyan University and completed his doctorate of medicine and residency training in internal medicine at Mount Sinai School of Medicine.

Dr. Gottlieb’s experience in both the private and public sectors of the healthcare industry, his experience as a board member of several healthcare related companies, both private and public, and his education leads us to conclude that he would make significant contributions as a director.

Directors and Executive Officers

William E. Shell, M.D.	70	Chief Executive Officer, Chief Science Officer and Director
David S. Silver, M.D.	47	President and Chief Operating Officer and Director
Kim Giffoni	61	Executive Vice President of Foreign Sales and Investor Relations and Director
Amir Blachman	41	Vice President of Strategy and Operations, Chief Compliance and Ethics Officer, Corporate Secretary
Maurice J. DeWald	73	Director and Non-Executive Chairman
Donald J. Webster	58	Director
Arthur R. Nemiroff	70	Director

(1)	The term of office for Dr. Shell and Messrs. Giffoni and Webster expires at this meeting. The term of office for Dr. Silver and Messrs. DeWald and Nemiroff expires at the 2014 annual meeting.

David Silver, M.D. was appointed President and Chief Operating Officer of the Company on March 18, 2013. Dr. Silver had been our Executive Vice President of Medical and Scientific Affairs since December 2011 and has been a director since October 2011. Dr. Silver is a practicing board certified rheumatologist and internist with privileges at Cedars-Sinai Medical Center in Los Angeles, California and served as clinical chief of rheumatology at Cedars Sinai from October 2000 to September 2004. Since June 1993, Dr. Silver has taught at the University of California at Los Angeles School of Medicine in various capacities and in July 2004 was named an associate clinical professor. From December 1994 to October 2008, Dr. Silver served as the director of the Chronic Pain Rehabilitation Program at Cedars-Sinai Medical Center and, since January 1993, Dr. Silver has served as associate medical director of the Osteoporosis Medical Center, a non-profit research corporation in Beverly Hills, California. From May 2003 to April 2006, Dr. Silver served as member of the Scientific Advisory Committee of the American College of Rheumatology and, from May 2000 to April 2002, he served as a member of the awards and grants committee. Dr. Silver has written a book entitled Playing Through Arthritis: How to Conquer Pain and Enjoy Your Favorite Sports and Activities. Dr. Silver has also been granted several research grants to study osteoarthritis, osteoporosis, fibromyalgia, rheumatoid arthritis and epicondylitis. Dr. Silver is the author of numerous publications in peer-reviewed journals and has regularly accepted speaking engagements on various topics in rheumatology. Dr. Silver also serves as peer reviewer for Arthritis and Rheumatism, Clinical Rheumatology, Osteoporosis International, Journal of Osteoporosis and American Journal of Managed Care. Dr. Silver received a Bachelor of Arts degree in medical sciences with a minor in economics from Boston University and a medical degree from the Boston University School of Medicine. He did his residency training in internal medical at Northwestern University School of Medicine and his fellowship in Rheumatology at Cedars Sinai Medical Center.

Amir Blachman, MBA is our Vice President of Strategy and Operations, Chief Compliance and Ethics Officer and Corporate Secretary. He joined the Company in February 2010 as Vice President of Operations. Mr. Blachman comes to the Company with more than 15 years management experience, having focused on recruiting exceptional personnel, implementing metrics and scalable operating systems, budgeting and planning. Mr. Blachman’s background includes military service, start-ups and large-scale public companies. He has worked in the business services, investment management, real estate and pharmaceutical sectors. Prior to joining the Company, Mr. Blachman acted as Principal and served as an Acquisitions Analyst for mid-market real estate investment companies from 2003 to 2008. He was Director of Operations for PeopleSupport.com (a back-office outsourcer, Nasdaq:PSPT) from 1999 to 2000, where he received the Sales Excellence Award for his role in recruiting clients including Armani, Hewlett Packard and Ernst & Young. He was Supervisor of Broker Services at Franklin Templeton Mutual Funds (NYSE:BEN) from 1997 to 1999 and graduated from the company’s Management Training Program. From 1992 to 1995, Mr. Blachman served as an Instructor in the Israeli Air Force, where he was ranked by his peers as the Top Cadet in Basic Training and was discharged upon the completion of service with a Decoration for Excellence in Service. Mr. Blachman earned a Bachelor of Arts in Psychology (emphasis in Neuropharmacology) from the University of California Santa Barbara and a Masters in Business Administration from the UCLA Anderson School of Management.

Maurice J. DeWald has served as a director since February 2011 and as Chairman of the Board of Directors since October 2011 when he replaced our former Chairman Elizabeth Charuvastra who passed away on September 26, 2011. Since June 1992, Mr. DeWald has served as the chairman and chief executive officer of Verity Financial Group, Inc., a financial advisory firm with a primary focus on the healthcare and technology sectors. Mr. DeWald also serves as non-executive Chairman of Integrated Healthcare Holdings, Inc. and Healthcare Trust of America, Inc. Mr. DeWald also previously served as a director of Tenet Healthcare Corporation, ARV Assisted Living, Inc. and Quality Systems, Inc. From 1962 to 1991, Mr. DeWald worked with the international accounting and auditing firm of KPMG, LLP, where he served at various times as an audit partner, a member of the board of directors and managing partner of the Orange County, California, Los Angeles, California and Chicago offices. Mr. DeWald has served as chairman and director of both the United Way of Greater Los Angeles and the United Way of Orange County California. Mr. DeWald holds a Bachelor of Arts degree in Accounting and Finance from the University of Notre Dame and is a member of its Mendoza School of Business Advisory Council. Mr. DeWald is a Certified Public Accountant (inactive), and is a member of the California Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. DeWald’s experience as a director of companies focused on health care, which familiarized him with the regulatory framework within which we work, as a financial advisor to the healthcare industry as well as his education and experience in accounting leads us to conclude that he would make significant contributions as a director.

Arthur R. Nemiroff has served as a director since February 2011. Prior to assuming his current responsibilities, from December 1990 to June 2010, Mr. Nemiroff was a partner of the accounting and auditing firm of BDO, USA LLP, where he served at various times as an audit and assurance partner, national director of the healthcare advisory services and concurring review partner on complex engagements. Since 2002, Mr. Nemiroff has served as a director and a member of the audit committee of City of Hope, a national medical center. Mr. Nemiroff holds a Bachelor of Science degree in Business Administration from the University of California at Los Angeles. Mr. Nemiroff’s experience as a partner in a leading accounting firm, where he primarily focused on the healthcare industry, and his experience with the changing regulatory environment lead us to conclude that he would make significant contributions as a director.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Corporate Governance

Director Independence

Although the Company’s securities are not listed on any national securities exchange and we are therefore not required to have a majority of independent directors, we apply the Nasdaq Stock Market LLC’s (“Nasdaq”) standard for independent directors to determine which, if any, of our directors are independent pursuant to such definition. Nasdaq defines an independent director generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Board would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has unanimously determined that Maurice J. DeWald, Donald J. Webster and Arthur R. Nemiroff are “independent directors” as such term is defined by Nasdaq Marketplace Rule 5605(a)(2).

Committees and Meetings of the Board

The Board met on nine occasions and took action by written consent on five occasions during the fiscal year ended December 31, 2012. During the time served as a director during 2012, each of the directors attended at least 80% of the meetings held by the Board. There are three permanent committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, our Board adopted a written charter for the Audit Committee which is available, free of charge, from the Company by writing to the Secretary at Targeted Medical Pharma, Inc., at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, calling (310) 474-9809 or visiting our website at http://www.tmedpharma.com/docs/ir-docs/TMP-Charter_of_the_Audit_Committee_1_2013.pdf.

Mr. Nemiroff serves as Chairperson of the Audit Committee and Messrs. Webster and DeWald serve as members of the Audit Committee. Our Board has determined that Mr. Nemiroff is an “audit committee financial expert.” The Audit Committee is required to report regularly to the Board to discuss any issues that arise with respect to the quality or integrity of our financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function.

Audit Committee Report

The Audit Committee met on seven occasions during the fiscal year ended December 31, 2012. Each of the members of the Audit Committee attended 100% of the meetings held by the Audit Committee during the time each director served as a member of the committee.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee our financial reporting activities. The Audit Committee is responsible for reviewing with both our independent registered public accounting firm and management, our accounting and reporting principles, policies and practices, as well as our accounting, financial and operating controls and staff. The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Arthur R. Nemiroff
Donald J. Webster
Maurice J. Dewald

The information contained in this Proxy Statement with respect to the Audit Committee’s report above and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Nominating and Corporate Governance Committee

Currently, there is no Chairperson of the Nominating and Corporate Governance Committee. Messrs. Nemiroff, Webster and DeWald are each members of the nominating committee. The principal duties and responsibilities of our nominating committee are to identify qualified individuals to become board members, recommend to the Board individuals to be designated as nominees for election as directors at the annual meetings of stockholders, and develop and recommend to the Board our corporate governance guidelines. The Corporate Governance and Nominations Committee has adopted a written charter, a copy of which is available, free of charge, from the Company by writing to our Secretary at Targeted Medical Pharma, Inc., at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, calling (310) 474-9809 or by visiting our website at http://www.tmedpharma.com/docs/ir-docs/TMP- 2013_Nominating_and_Corporate_ Governance_Committee_Charter.pdf.

The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Corporate Governance and Nominations Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance.

The Nominating and Corporate Governance Committee met on four occasions during the fiscal year ended December 31, 2012. Each of the members of the Nominating and Corporate Governance Committee attended 100% of the meetings held during the time each director served as a member of the committee.

Each of the nominees for election at this Meeting was recommended to the Board by the Nominating and Corporate Governance Committee.

Compensation Committee

The Compensation Committee is responsible for establishing and reviewing the appropriate compensation of our directors and executive officers, for reviewing employee compensation plans and for considering and making grants and awards under, and administering, our equity incentive plans. Mr. DeWald serves as chairperson of the Compensation Committee and Messrs. Nemiroff and Webster serve as members on the Compensation Committee. Among other functions, the Compensation Committee oversees the compensation of our chief executive officer and other executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites and administers any such plans or programs as required by the terms thereof.

The Compensation Committee has adopted a written charter, a copy of which is available, free of charge, from the Company by writing to our Secretary at Targeted Medical Pharma, Inc., at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, calling (310) 474-9809 or by visiting our website at http://www.tmedpharma.com/docs/ir-docs/TMP-Charter-of-the-Compensation-Committee.pdf.

The Compensation Committee met on three occasions and acted by unanimous written consent on one occasion during the fiscal year ended December 31, 2012. Each of the members of the Compensation Committee attended 100% of the meetings held by the Compensation Committee during the time such director served as a member of the committee.

Attendance Policy

The Company does not have a policy with regard to Board members’ attendance at annual meetings. Board members are strongly encouraged to attend each annual meeting and be prepared to discuss the business presented. A Board member’s record of attendance will be considered with respect to recommendation of the renewal of a Board term or future assignment to a committee. All of our Board members were in attendance at our 2012 annual meeting.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we currently have a different person serving in each such role — Mr. Maurice J. DeWald is our Chairman, and Dr. William E. Shell is our Chief Executive Officer. The decision whether to combine or separate these positions depends on what our Board deems to be in the long term interest of stockholders in light of prevailing circumstances. Mr. DeWald has served as non-executive Chairman of the Board since October 2011. Dr. Shell has served as our Chief Executive Officer since July 2000. This arrangement has allowed our Chairman to lead the Board, while our Chief Executive Officer has focused primarily on managing the daily operations of the Company. The separation of duties provides strong leadership for the Board while allowing the Chief Executive Officer to be the leader of the Company, focusing on its customers, employees, and operations. In addition, through the Audit, Compensation, Nominating and Corporate Governance Committees, our independent directors who are members thereof provide strong independent leadership for each of those committees.

Code of Ethics and Code of Conduct for Executive Officers and Directors

We adopted a Code of Ethics and a Code of Conduct for Executive Officers and Directors, both of which are available on our internet web site (at www.tmedpharma.com) and will be provided in print without charge to any stockholder who submits a request in writing to Targeted Medical Pharma, Inc., 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, Attention: Secretary. The Code of Conduct for Executive Officers and Directors applies to each director and executive officer, including the Chief Financial Officer and Chief Executive Officer. This Code of Ethics provides principles to which these executive officers are expected to adhere and which they are expected to advocate. The principles of the Code of Ethics are aligned to and apply to those officers in addition to the Code of Conduct.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: Targeted Medical Pharma, Inc., 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, Attention: Maurice J. DeWald. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the chairperson of the Corporate Governance and Nominations Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Executive Compensation

Summary Compensation Table

The following table sets forth all information concerning the compensation received, for the fiscal years ended December 31, 2012 and 2011, for services rendered to us by persons who served as our CEO during 2011, each of our other most highly compensated executive officers who were serving as executive officers at the end of 2012, whom we refer to herein collectively as our “Named Executive Officers.”

Name and principal position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	All other Compensation(1)	Total
William E. Shell, MD, Chief Executive Officer and Chief Scientific Officer	2012	450,000	(2)			19,995		469,995
	2011	450,000	(2)				5,013	455,013
David S. Silver, MD, President and Chief Operating Officer	2012	425,000				19,995	346,000	790,995
	2011	179,788		16,826		349,887	40,180	586,681
Kim Giffoni, Executive Vice President of Foreign Sales and Investor Relations	2012	450,000	(2)					450,000
	2011	450,000	(2)				15,539	465,539
Amir Blachman, Vice President of Strategy and Operations and Chief Compliance and Ethics Officer	2012	192,731						192,731
	2011	117,399					5,013	145,013

(1)	There were no contributions to the Profit Sharing Plan in 2012 and 2011. For 2011 the amount also includes employer-paid medical benefits. Other compensation for Dr. Silver for 2012 includes $175,000 in non-recoverable base commission payments, $165,000 for expenses of the Silver Medical Practice related to his scientific and clinical work for the Company, and $6,000 for an automobile allowance.
(2)	Does not include cost of living adjustments totaling $18,272.30 for the year ended 2012 and $25,665.66 for the year ended 2011. Neither Dr. Shell nor Mr. Giffoni has received their cost of living adjustment.

Agreements with Company Insiders

We entered into employment agreements with each of Dr. Shell and Mr. Giffoni (the “Company Insiders”), each dated June 1, 2010 and amended on January 31, 2011, pursuant to which they serve as our Chief Executive Officer and Executive Vice President of Foreign Sales and Investor Relations, respectively.

Pursuant to their employment agreements, each of the Company Insiders terms of employment will continue to December 31, 2014. The agreements provide for each Company Insider to receive an initial annual base salary of $450,000, subject to cost of living increases not to exceed 5% annually. In addition, the employment agreements provide that the Company Insiders’ annual base salary shall be subject to increase in the event stated EBITDA thresholds are achieved. The Company Insiders are also eligible for discretionary annual cash bonuses as determined by the Board.

Each Company Insider is entitled to receive options to purchase 500,000 shares of our Common Stock and annual base salary and benefits for the longer of the remaining term of the employment agreement or 30 months in the event the Company Insider is terminated without cause by us or with cause by the Company Insider. We would have cause to terminate the employment relationship upon (i) a Company Insider’s conviction of or a plea of nolo contendere for the commission of a felony or (ii) the Company Insider’s willful failure to substantially perform the Company Insider’s duties under the employment agreement. A Company Insider will have cause to terminate the employment relationship with us in the event any of the following circumstances are not remedied within 30 days of our receipt of a notice of termination from the Company Insider: (i) a material change in the Company Insider’s duties or a material limitation of the Company Insider’s powers; (ii) a failure to elect the Company Insider to the management position specified in such Company Insider’s employment agreement or a reduction of the Company Insider’s annual base salary;

(iii) our failure to continue in effect any benefit plan in effect upon the execution of the initial employment agreement, (iv) a material breach by us of the employment agreement and (v) a change in control (which is defined in the Company Insiders’ employment agreements). Amendment No. 1 to each of the Company Insiders’ employment agreements deleted the change in control provisions. The Addendum to each of the Company Insiders’ employment agreements requires that the Company pay the Company Insiders, after the date of termination, any base salary, reimbursable expenses and any paid time off accrued or owed for a period of 18 months.

Pursuant to the employment agreements, the Company Insiders are also entitled to receive incentive stock options ranging from 7,394 options to 110,917 options, each at an exercise price of $3.49 per share (which numbers have been adjusted for the Reorganization), in the event we achieve certain EBITDA targets ranging from $50,000,000 to $250,000,000. The Company will grant additional incentive stock options upon achievement of each milestone set forth below. Milestone levels shall be based upon EBIDTA reported in the financial statements during any calendar year. EBIDTA is defined as earnings before taxes, interest, depreciation, and amortization.

EBIDTA	Options
$ 50,000,000	an option to purchase 5,000 shares Common Stock.
$ 60,000,000	an option to purchase 7,500 shares Common Stock.
$ 80,000,000	an option to purchase 7,500 shares Common Stock.
$100,000,000	an option to purchase 10,000 shares Common Stock.
$125,000,000	an option to purchase 10,000 shares Common Stock.
$150,000,000	an option to purchase 10,000 shares Common Stock.
$175,000,000	an option to purchase 15,000 shares Common Stock.
$200,000,000	an option to purchase 50,000 shares Common Stock.
$250,000,000	an option to purchase 75,000 shares Common Stock.

Each employment agreement with the Company Insiders contains an indemnification provision wherein we promise to defend, indemnify, and hold the employee harmless to the fullest extent permitted by law against any and all liabilities incurred by the employee in connection with the Company Insider’s good faith performance of such individual’s employment.

Each employment agreement contains customary non-competition provisions that extend to twelve months following the termination of the Company Insider’s employment with us. The Company Insiders have also agreed to customary terms regarding the protection and confidentiality of trade secrets, proprietary information and technology, designs and inventions.

In the event any Company Insider is not vested with the responsibilities of acting in his or her stated capacity as an executive officer of our Company, and the parties cannot mutually agree upon another suitable position, each Company Insider will continue as an advisor and consultant to us for the remaining term of the agreement and shall be entitled to receive all compensation described above. In such event, each Company Insider’s service as an advisor and consultant to us will be required at such times as shall result in the least inconvenience to the Company Insider with the understanding that the Company Insider may have other business commitments during such consulting period. Nonetheless, during his or her employment as our advisor or consultant, the Company Insider shall not directly or indirectly compete with us.

David S. Silver, MD

On December 21, 2011, we entered into an employment agreement (the “Silver Employment Agreement”) with David Silver, MD, a director of the Company, pursuant to which Dr. Silver began to serve as Executive Vice President of Medical and Scientific Affairs of the Company for a term (the “Silver Term”) that commenced on November 28, 2011 (the “Silver Effective Date”) and which will terminate on December 31, 2014. Currently Dr. Silver serves as our President and Chief Operating Officer.

Pursuant to the Silver Employment Agreement, Dr. Silver receives an initial base salary (the “Silver Base Salary”) of $425,000 per year and a non-recoverable Base Commission of $175,000 per year (the “Silver Base Commission”). Effective January 1, 2013 and for each calendar year of the Silver Term thereafter, the

Silver Base Salary shall be increased by the greater of (i) 3% or such greater percentage as determined by the Board of Directors and (ii) an annual inflation adjustment equivalent to the inflation adjustment applied to the base salary of the Chief Executive Officer. Dr. Silver is also eligible to earn a cash or equity bonus (the “Silver Bonus”) for each calendar year of his employment during which he is employed for at least three months, which Silver Bonus shall be determined in the sole discretion of the Board of Directors or a designated committee thereof. Dr. Silver also receives a monthly car allowance of $500 and is entitled to participate in benefit plans available to all employees of the Company.

In addition to the Silver Base Salary and the Silver Base Commission, Dr. Silver shall also be entitled to an earned commission (the “Silver Earned Commission” and, together with the Silver Base Commission, the “Silver Commissions”) calculated as a percentage of the gross collectable revenue as specified in the table below from certain projects specified in the Silver Employment Agreement and presented by Dr. Silver prior to or during the Silver Term:

Gross Collectable Revenue	Percentage
$2,500,001 to $5,000,000	7%
$5,000,000 to $10,000,000	6%
$10,000,001 to $15,000,000	5%
$15,000,001 to $20,000,000	4%
$20,000,000 and above	3%

In the event of any termination, Dr. Silver is entitled to receive all accrued and owing Silver Base Salary, Silver Commissions, reimbursable expenses and accrued vacation through the date of termination (the “Silver Base Termination Payment”). In the event of a termination as a result of Disability (as defined in the Silver Employment Agreement), in addition to the Silver Base Termination Payment, Dr. Silver shall also receive Silver Base Salary for a period of twelve months, continued benefits through the end of the Silver Term and the payment of any Silver Commissions through the end of the Silver Term. In the event of termination as a result of death, in addition to the Silver Base Termination Payment, Dr. Silver’s estate shall be entitled to receive Silver Base Salary for one month and the payment of any Silver Commissions through the end of the Silver Term. In the event of a termination by the Company for any reason other than Cause (as defined in the Silver Employment Agreement), death or disability, in addition to the Silver Base Termination Payment, Dr. Silver shall be entitled to receive Silver Base Salary for eighteen months and the payment of any Silver Commissions on any gross collectible revenue earned through the date of termination for the longer period of: (i) through the end of the Silver Term or (ii) eighteen months after the date of termination. In the event of a termination by Dr. Silver for Good Cause (as defined in the Rudolph Employment Agreement), in addition to the Silver Base Termination Payment, Dr. Silver shall be entitled to receive Silver Base Salary for eighteen months and the payment of Silver Commissions on any gross collectible revenue earned through the date of termination for the longer period of (i) through the end of the Silver Term or (ii) thirty-six months after the date of termination. In the event of a termination by the Company for Cause, Dr. Silver shall be entitled to receive, in addition to the Silver Base Termination Payment, the payment of any Silver Commissions through the end of the Silver Term on any gross collectible revenue earned through the date of termination.

In connection with the execution of the Silver Employment Agreement, Dr. Silver was granted ten-year options to purchase 400,000 shares of Common Stock (the “Silver Options”) with an exercise price equal to fair market value per share (as determined in accordance with Section 409A of the Internal Revenue Code). The Silver Options will vest as to 50% of the grant on the Effective Date and will vest as to the remaining 50% on the one-year anniversary of the Effective Date.

The Silver Employment Agreement contains an indemnification provision wherein the Company promises to defend, indemnify, and hold Dr. Silver harmless to the fullest extent permitted by law against any and all liabilities incurred by Dr. Silver in connection with his good faith performance of his duties and obligations pursuant to the Silver Employment Agreement. Dr. Silver has also agreed to customary terms regarding the protection and confidentiality of trade secrets, proprietary information and technology, designs and inventions.

Amir Blachman

On February 15, 2010, we entered into a letter agreement with Amir Blachman pursuant to which Mr. Blachman would serve as Vice President of Strategy and Operations. On July 28, 2010, we entered into a promotion letter with Mr. Blachman promoting Mr. Blachman to Vice President of Strategic Planning and providing Mr. Blachman with a $140,000 per year salary. On January 31, 2011, the Company entered into an employment agreement with Mr. Blachman in his capacity as Executive Vice President of Strategic Planning. The employment agreement continues through December 31, 2013 and pays Mr. Blachman a base salary of $140,000 with an opportunity to receive performance bonuses at the discretion of management. On April 30, 2012, the Company and Amir Blachman entered into Addendum A to the Employment Agreement between the Company and Mr. Blachman effective as of March 5, 2012. Pursuant to the Addendum, Mr. Blachman’s annual base salary was increased from $140,000 to $210,000. Currently, Mr. Blachman serves as our Vice President of Strategy and Operations, Chief Compliance and Ethics Officer and Secretary.

Mr. Blachman is entitled to receive options to purchase 7,395 (adjusted for the Reorganization) shares of Common Stock following the 90th day of the effectiveness of his employment with us. Such options fully vested on the 91st day after the effective date of Mr. Blachman’s employment, which was May 16, 2010. In addition, pursuant to Mr. Blachman’s July 28, 2010 promotion letter, Mr. Blachman received additional options to purchase 73,945 shares (adjusted for the Reorganization) Common Stock, which options shall vest pro rata on a monthly basis over a two year period. Mr. Blachman exercised the above options in November 2012.

Mr. Blachman is entitled to receive six months’ base salary in the event his employment with us is terminated by death, disability or without cause by us. In the event Mr. Blachman’s employment is terminated for cause, he shall be entitled to receive only base salary and reimbursable expenses accrued and owing as of the date of termination. We would have “cause” to terminate the employment relationship upon (i) Mr. Blachman’s conviction for the commission of a felony (or a plea of nolo contendere thereto); (ii) any act or omission involving theft or fraud with respect to us, our subsidiaries, customers or suppliers; (iii) reporting to work under the influence of alcohol or illegal drugs or the use of illegal drugs causing public disgrace to us; (iv) willful misconduct or gross negligence with respect to our company; and (v) failure by Mr. Blachman substantially to perform his duties under the employment agreement (other than any such failure resulting from Mr. Blachman’s incapacity due to disability).

In the event Mr. Blachman terminates the agreement for cause, he shall be entitled to receive only annual base salary and reimbursable expenses accrued to date. Mr. Blachman will have “cause” to terminate the employment relationship in the event any of the following circumstances are not remedied within 30 days of our receipt of a notice of termination from Mr. Blachman: (i) a material change in Mr. Blachman’s duties or a material limitation of his powers; (ii) a reduction of his annual base salary; (iii) our failure to continue in effect any benefit plan in effect upon the execution of the initial employment agreement, (iv) a material breach by us of the employment agreement and (v) a change in control.

Mr. Blachman’s employment agreement contains an indemnification provision wherein we promise to defend, indemnify, and hold Mr. Blachman harmless to the fullest extent permitted by law against any and all liabilities incurred by him in connection with Mr. Blachman’s good faith performance of such his employment with us.

Mr. Blachman’s employment agreement contains customary non-competition provisions that extend to twelve months following the termination of Mr. Blachman’s employment with us. Mr. Blachman also agreed to customary terms regarding the protection and confidentiality of trade secrets, proprietary information and technology, designs and inventions.

In the event Mr. Blachman is not vested with the responsibilities of acting as our Vice President of Strategy and Operations and the parties cannot mutually agree upon another suitable position, Mr. Blachman will continue as an advisor and consultant to us for the remaining term of the agreement and shall be entitled to receive all compensation described above. In such event, Mr. Blachman’s service as an advisor and consultant to us will be required at such times as shall result in the least inconvenience to Mr. Blachman with the understanding that Mr. Blachman may have other business commitments during such consulting period. Nonetheless, during his employment as our advisor and consultant, Mr. Blachman shall not directly or indirectly compete with us.

On April 30, 2012, the Company and Amir Blachman entered into Addendum A to the Employment Agreement between the Company and Mr. Blachman effective as of March 5, 2012. Pursuant to the addendum, Mr. Blachman’s annual base salary was increased from $140,000 to $210,000, of which the annual equivalent of $180,000 base salary is to be paid and $30,000 base salary is to be accrued. Mr. Blachman is entitled to receive the accrued salary and a bonus of $50,000 in the event the Company meets any of the following conditions: (i) Dr. Shell, the Company’s Chief Executive Officer, determines cash flow is sufficient to support such payment; (ii) the Company consummates a financing other than loans to the Company by its principals generating $3 million of proceeds to the Company; (iii) the Company’s pending registration statement on Form S-1 is declared effective by the Securities and Exchange Commission; or (iv) the Company’s tax liabilities through December 31, 2011 are eliminated. Except for these changes, the Blachman Employment Agreement remains unchanged and in full force and effect.

Outstanding Equity Awards at Fiscal Year-End

Option Awards

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
David Silver	177,469	—	None	$3.38	3/20/2020
David Silver	275,077	—	None	$0.77	5/1/2017
Don Webster	50,000	—	None	$2.55	2/11/2021
Maury DeWald	50,000	—	None	$2.55	2/11/2021
Art Nemiroff	50,000	—	None	$2.55	2/11/2021
John Bluher	50,000	—	None	$2.55	2/11/2021
Don Webster	2,465	4,930	None	$3.38	7/29/2021
Andrea Muller	3,451	6,902	None	$3.38	7/29/2021
Mark Farzan	4,930	9,860	None	$3.38	7/29/2021
David Silver	400,000	—	None	$3.38	11/28/2021
Ron Rudolph	250,000	—	None	$3.38	12/19/2021
Magnus Olsson	3,451	6,902	None	$3.38	5/4/2022
William E. Shell	50,000	50,000	None	$1.00	6/22/2022
David Silver	50,000	50,000	None	$1.00	6/22/2022
Ron Rudolph	100,000	—	None	$1.00	6/22/2022
Don Webster	25,000	—	None	$1.00	8/6/2022
Maury DeWald	25,000	—	None	$1.00	8/6/2022
Art Nemiroff	25,000	—	None	$1.00	8/6/2022
Kerry Weems	25,000	25,000	None	$1.00	8/6/2022
Total Option Shares	1,616,843	153,594

Director Compensation

Our Board of Directors has determined not to pay any cash fees to our non-independent directors, nor will we pay their expenses for attending board meetings. In fiscal 2012 independent directors earned an annual fee of $24,000, plus $2,000 for each board meeting they attended, of which there were nine, plus $1,000 for each board committee meeting attended, of which there were 17. Mr. DeWald earned $10,000 for acting as Non-executive Chairman of the Board, Mr. Nemiroff received $6,000 for acting as Chairman of the audit committee and Messrs. DeWald and Weems each received $3,000 for acting as Chairman of the compensation and nominating committees respectively. In addition, Messrs. DeWald, Nemiroff and Webster were granted an option to purchase 25,000 shares of Targeted Medical Pharma, Inc. Common Stock, 50% of which vested at each of September 30, 2012 and at December 31, 2012. Mr. Weems received an initial grant of an option to purchase 50,000 shares of the Company’s Common Stock, 25% of which vests on September 30 and December 31, 2012 and March 31 and June 30, 2013. These options have an exercise price of $1.00 per share. Independent directors were also granted 25,000 restricted shares of Common Stock at a per share value of $1.00. The options and the shares of Common Stock were granted pursuant to and are subject to the 2011 Stock Incentive Plan.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Maurice J. DeWald	66,000	25,000	9,965	0	100,965
Donald J. Webster	59,000	25,000	9,965	0	93,965
Arthur R. Nemiroff	62,000	25,000	9,965	0	96,965
Kerry Weems	31,500	25,000	19,930	0	76,430

Limitation of Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation limits the liability of our directors and officers for any liability arising from an action to which such persons were party by reason of the fact that they were serving our company or another enterprise at our request to the fullest extent permitted by Section 145 of the DGCL.

The first paragraph of Article Tenth of the Company’s amended and restated certificate of incorporation provides: “To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agent of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.” Our Amended and Restated Bylaws further provide that any indemnification shall be made by us in connection with a proceeding (or part thereof) initiated by a director or officer with a right to indemnification only if (i) such proceeding (or part thereof) was authorized or ratified by our Board of Directors, (ii) such indemnification is expressly required to be made by law, and (iii) we provide the indemnification, in our sole discretion, pursuant to the powers vested in us under applicable law.

Pursuant to our Amended and Restated Bylaws, our directors and officers shall, to the fullest extent not prohibited by law, also have the right to receive an advancement of expenses incurred in defending any proceeding in advance of its final disposition. To the extent required under the DGCL, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such individual, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified for such expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires that our directors and executive officers and persons who beneficially own more than 10% of our Common Stock (referred to herein as the “Reporting Persons”) file with the SEC various reports as to their ownership of and activities relating to our Common Stock. Such Reporting Persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of the copies of the forms we have received and representations that no other reports were required, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2012 except as stated below.

William E. Shell M.D., our Chief Executive Officer, Chief Science Officer and a director, failed to file a report required by section 16(a) of the Exchange Act during the most recent fiscal year. Dr. Shell failed to file a report on Form 4 disclosing an acquisition of shares of Company common stock on December 10, 2012 and reports on Form 4 disclosing 10 acquisitions of warrants to purchase shares of common stock from April 2012 through July 2012.

PROPOSAL TWO — REVERSE STOCK SPLIT PROPOSAL

General

On or about June 21, 2013, our Board unanimously voted to adopt and declared advisable the Amendment to Article FOURTH of our Second Amended and Restated Certificate of Incorporation effecting a reverse stock split of our Common Stock at a ratio of between one-for-two and one-for-ten with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The Board is now asking you to approve this Amendment.

Effecting the Reverse Split requires that Article FOURTH of our Second Amended and Restated Certificate of Incorporation be amended to include a reference to the Reverse Split. The additional text added to Article FOURTH is attached as Appendix A to this proxy statement. If approved, the Amendment will be effective upon the filing of the Amended and Restated Certificate of Incorporation in the form attached as Appendix A with the Secretary of State of Delaware with such filing to occur, if at all, at the sole discretion of the Board.

If the Board determines to effect the Reverse Split, the intent is to increase the stock price of our Common Stock, which is currently trading on the Over-the-Counter Bulletin Board (“OTCBB”), to a level sufficiently above the minimum bid price requirement that is required for initial listing on both The Nasdaq Capital Market and the NYSE MKT LLC (the Nasdaq Capital Market and the NYSE MKT LLC collectively referred to as the “Exchanges”) such that the Board, at its sole discretion, may apply for initial listing on either of the Exchanges. Upon determination by the Board that it will pursue initial listing on either Exchange and the stock price of our Common Stock is trading below such minimum bid price requirement, the Board will file the Amendment with the Secretary of State of Delaware.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split. The table below sets forth the number of shares of our Common Stock outstanding before and after the Reverse Split based on 23,884,225 shares of Common Stock outstanding as of June 21, 2013.

	Prior to the Reverse Split	Assuming a one-for-two Reverse Split	Assuming a one-for-five Reverse Split	Assuming a one-for-ten Reverse Split
Aggregate Number of Shares of Common Stock	23,884,225	11,942,113	4,776,845	2,388,423

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Split does not change the current authorized number of shares of Common Stock (100,000,000). The remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the newly available authorized shares for any purposes. In order to support our projected need for additional equity capital and to provide flexibility to raise the capital as necessary, our Board believes the number of shares of Common Stock should be maintained at 100,000,000.

The Reverse Split is not part of a broader plan to take us private.

Reasons for the Reverse Split

The Board of Director’s primary objective in proposing the Reverse Split is to raise the per share trading price of our Common Stock, which is currently trading only on the OTCBB, to allow for a listing of our Common Stock on one of the Exchanges. Upon receiving stockholder approval, the Board may, at its own discretion, file the Amendment with the Secretary of State of Delaware. Thereafter, the Board may, at its sole discretion, begin the initial listing application process on either Exchange.

Our Board has determined that by increasing the market price per share of our Common Stock, we would meet the stock price element of the initial listing requirements of each of the Exchanges and our Common Stock could be initially listed on one of the Exchanges. Our Board concluded that the liquidity and marketability of our Common Stock may be adversely affected if it is not quoted on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. Our Board believes that current and prospective investors may view an investment in our Common Stock more favorably if our Common Stock is quoted on one of the Exchanges.

Our Board also has confidence that the Reverse Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Board will ultimately determine to effect the Reverse Split or if effected, that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be initially listed on one of the Exchanges, or once initially listed, that we will be able to maintain such listing.

Requirements for Listing on Exchanges

In order to initially list our Common Stock on either of the Exchanges, among other requirements which have or will all be satisfied, our Common Stock must maintain a minimum bid price of at least $3.00. Our Board has considered the potential advantages to us if our Common Stock is listed on one of the Exchanges and has concluded that even though the desired effects cannot be assured, it is in the best interests of our Company and our stockholders to effect the Reverse Split to help attain a $3.00 bid price and ensure compliance with the listing requirements of the Exchanges.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to factor of ten. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, each of the Exchanges requires that we have a certain number of round lot stockholders to be initially listed (the Nasdaq Marketplace Rules require that we have 300 round lot stockholders and the NYSE MKT LLC requires that we have 400 round lot stockholders). Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the Amendment, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Amendment will be filed with the Secretary of State of Delaware. The actual timing of the filing of the Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Amendment, without further action by our stockholders. In addition, our Board may deem it advisable to effect the Reverse Split even if the price of our Common Stock is above $3.00 at the time the Reverse Split is to be effected. The Reverse Split will be effective as of the date of filing with the Secretary of State of Delaware (the “Effective Time”).

Upon the filing of the Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Stock Split ratio as determined by the Board. For example, if you presently hold 100 shares of our Common Stock, you would hold 50 shares of our Common Stock following the Reverse Split if the ratio is one-for-two or you would hold 10 shares of our Common Stock if the ratio is one-for-ten.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock (no such options or other convertible securities exist for our Restricted Shares), and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

	Prior to the Reverse Split	Assuming a one-for-two Reverse Split	Assuming a one-for-five Reverse Split	Assuming a one-for-ten Reverse Split
Warrants	2,443,965	1,221,983	488,793	244,397
Options	2,308,241	1,154,121	461,648	230,824

Effect on Registration and Stock Trading

Our Common Stock is currently registered under the Securities Act and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock.

If the proposed Reverse Split is implemented and our application for initial listing is otherwise accepted on either of the Exchanges, we will request that our Common Stock be initially listed under the symbol “TRGM,” however we cannot guarantee that the Exchanges will permit our use of “TRGM.” If “TRGM” is not available to us, we will announce our new symbol as soon as practicable.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.75 shares of Common Stock following the Reverse Split, that stockholder will receive certificate representing 151 shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

As of June 21, 2013, we had 312 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split, the authorized number of shares of our Common Stock will remain at 100 million. Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board of Directors may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. If our Common Stock are initially listed on one of the Exchanges, stockholder approval must be obtained, under applicable Nasdaq and NYSE MKT rules, prior to the issuance of shares for certain purposes, including the issuance of Common Stock equal to or greater than 20% of our then outstanding shares of Common Stock in connection with a private refinancing or an acquisition or merger, unless an exemption is available from such approval. Such an exemption would be available if our Audit Committee authorized the filing of a prior written application with Nasdaq or the NYSE

MKT to waive the stockholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize our financial viability and Nasdaq or the NYSE MKT granted us such an exemption.

The Reverse Split will have no effect on our authorized preferred stock, $0.001 par value per share, because there are no shares of preferred stock currently outstanding.

In accordance with our Second Amended and Restated Certificate of Incorporation and Delaware law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 100,000,000 after the Reverse Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company. The Common Stock and Restricted Shares that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split would give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of the Exchanges. The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Text of Proposed Amendment; Effectiveness

The text of the proposed Amendment is set forth in Appendix A to this Proxy Statement. If and when effected by our Board, the Amendment will become effective upon its filing with the Secretary of State of Delaware.

Required Vote

The Reverse Split Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock voting as one class for approval of the Reverse Split Proposal. Abstentions are considered present for purposes of establishing a quorum but will count as a vote against the Reverse Split Proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
REVERSE SPLIT PROPOSAL

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The SEC has adopted final rules requiring public companies to provide stockholders with periodic advisory (non-binding votes) on executive compensation, also referred to as “say-on-pay” proposals. We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our 2012 equity compensation program for the Named Executive Officers listed under “Executive Compensation” in this Proxy Statement by voting for or against the following resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers for the fiscal year ended December 31, 2012, as disclosed pursuant to Item 402 of Regulation S-K, including compensation tables and narrative discussion, is hereby approved.”

Pursuant to the Exchange Act and the rules promulgated thereunder, this vote will not be binding on the Board or the Compensation Committee and may not be construed as overruling a decision by the Board or the Compensation Committee, creating or implying any change to the fiduciary duties of the Board or the Compensation Committee or any additional fiduciary duty by the Board or the Compensation Committee or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Board and the Compensation Committee, however, may in their discretion take into account the outcome of the vote when considering future executive compensation arrangements.

Required Vote

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the Meeting. Abstentions will have no direct effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION
OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS
PROXY STATEMENT.

PROPOSAL FOUR — ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The SEC has also adopted final rules requiring public companies to hold an advisory (non-binding) vote on the frequency of holding say-on-pay votes. Accordingly, as required by the SEC’s rules, we are including this proposal to give our stockholders the opportunity to inform us as to how often they wish the Company to include a say-on-pay proposal, similar to Proposal Three, in our proxy statements.

We are presenting the following proposal, which gives you, as a stockholder, the opportunity to inform us as to whether you wish us to hold an advisory (non-binding) vote on executive compensation once every (1) one year, (2) two years, or (3) three years, or you may abstain from voting on the proposal set forth in the following resolution.

“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders should be every year, every two years, or every three years.”

The Board recommends that you vote for every three (3) years as the desired frequency for the Company to hold a non-binding, advisory vote of the stockholders on executive compensation. We believe this frequency is appropriate for the reasons set forth below:

1. Our equity compensation program for the Named Executive Officers is designed to support long-term value creation, and a vote every three years will allow the stockholders to better judge the equity compensation program in relation to our long-term performance. We strive to ensure management’s interests are aligned with stockholders’ interests to support long-term value creation through our equity compensation program. To that end, we grant equity awards to vest over multi-year periods of service to encourage our Named Executive Officers to focus on long-term performance, and recommend a vote every three years, which would allow the equity compensation to be evaluated over a similar time-frame and in relation to long-term performance.

2. A vote every three (3) years will provide the Board and the Compensation Committee with the time to thoughtfully consider and thoroughly respond to stockholders’ sentiments and to implement any necessary changes in light of the timing required therefor. The Board and the Compensation Committee will carefully review changes to the executive compensation to maintain the effectiveness and credibility of the program, which is important for aligning interests and for motivating and retaining our Named Executive Officers.

3. We are open to input from stockholders regarding board and governance matters, as well as the equity compensation program. We believe that the stockholders’ ability to contact us and the Board at any time to express specific views on executive compensation holds us accountable to stockholders and reduces the need for and value of more frequent advisory votes on executive compensation.

Pursuant to the Exchange Act and the rules promulgated thereunder, this vote on the frequency of future advisory votes on named executive officer compensation is non-binding on the Board and its committees. This vote may not be construed as overruling a decision by the Board or its committees, creating or implying any change to the fiduciary duties of the Board or its committees or any additional fiduciary duty by the Board or its committees or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the Board’s recommendation and the outcome of the vote on this matter, the Board may, in the future, decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Required Vote

The proposal to approve, on an advisory basis, the frequency of advisory votes on executive compensation requires a plurality of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote. For purposes of determining the votes cast with respect to the vote to approve a non-binding advisory vote recommending the frequency of advisory votes on executive compensation, only those votes cast in favor of having the vote occur every one, two or three years are included.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE TO HAVE THE NON-BINDING
VOTE ON EXECUTIVE COMPENSATION OCCUR EVERY THREE YEARS.

PROPOSAL FIVE — THE STOCKHOLDER ADJOURNMENT PROPOSAL

Purpose

The Stockholder Adjournment Proposal, if adopted, will allow our Board of Directors to adjourn the Annual Meeting to a later date or dates to permit further solicitation and vote of proxies if at the time of the meeting it appears that we do not have sufficient votes on any of the proposals. In no event will we adjourn the Annual Meeting beyond the date by which we may properly do so under our Articles and Bylaws. The purpose of the Adjournment Proposal is to provide more time for us to solicit proxies that would increase the likelihood of obtaining a favorable vote on the proposals.

Consequences If the Shareholder Adjournment Proposal Is Not Approved

If the Stockholder Adjournment Proposal is not approved by our stockholders, our board of directors may not be able to adjourn the Annual Meeting to a later date.

Required Vote

The approval of the Stockholder Adjournment Proposal requires the affirmative vote of a majority of the stockholders as being entitled to do so, vote in person or by proxy at the Annual Meeting or at an adjourned meeting.

Approval of the Stockholder Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Company’s Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE
STOCKHOLDER ADJOURNMENT PROPOSAL.

OTHER INFORMATION

Independent Registered Public Accounting Firm

The Board has selected EFP Rotenberg LLP (“EFP”) as our independent registered public accounting firm for the fiscal year ended December 31, 2012.

The Audit Committee reviews and approves the audit and non-audit services to be provided by our independent registered public accounting firm during the year, considers the effect that performing those services might have on audit independence and approves management’s engagement of our independent registered public accounting firm to perform those services. The Audit Committee reserves the right to appoint a different independent registered public accounting firm at any time during the year if the Board and the Audit Committee believe that a change is in the best interest of the Company and our stockholders. EFP was originally engaged as our independent registered public accounting firm in January 2011. EFP has audited our financial statements for the fiscal years ended December 31, 2009 through December 31, 2012. A representative of EFP will be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

The following table sets forth fees billed to us by our independent registered public accounting firms during the fiscal years ended December 31, 2012 and December 31, 2011 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered.

	December 31, 2012	December 31, 2011
Audit Fees, including 8-K and S-1	$149,000	$215,200
Audited Related Fees	$29,415	$103,775
Tax Fees	$22,600	$15,000
All Other Fees	$—	$—

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

All of the engagements and fees for our fiscal year ended December 31, 2012 were approved by the Audit Committee. In connection with the audit of our financial statements for the fiscal years ended December 31, 2012 and December 31, 2011, EFP only used full-time, permanent employees.

The Audit Committee of the Board considered whether the provision of non-audit services by EFP was compatible with its ability to maintain independence from an audit standpoint and concluded that EFP’s independence was not compromised.

Beneficial Ownership of Certain Beneficial Owners

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of June 21, 2013 by:

•	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock based solely on Schedule 13D and 13G filings with the Securities and Exchange Commission;
•	each of our named executive officers and directors;
•	directors and executive officers as a group.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percent of Class
William E. Shell, MD(2)	12,910,651	48.61%
David S. Silver(3)	1,423,169	5.70%
Kim Giffoni(4)	3,345,977	14.01%
Amir Blachman(10)	46,354	*
Maurice J. DeWald(5)	129,000	*
Donald J. Webster(9)	133,930	*
Arthur R. Nemiroff(6)	129,000	*
AFH Holding and Advisory, LLC(7)	1,359,059	5.69%
Elizabeth Charuvastra and William Shell Family Trust dated July 27, 2006 and amended September 29, 2006(2)	9,065,233	37.95%
Giffoni Family Trust Dated September 26, 2008(4)	3,292,736	13.79%
Olena B. Giffoni(4)	3,292,736	13.79%
Shlomo Rechnitz(8)	1,209,749	5.07%
Directors and officers as a group (7 persons)	18,181,081	64.74%

*	Less than 1% of outstanding shares of Common Stock.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Targeted Medical Pharma, Inc., 2980 Beverly Glen Circle, Suite 301, Los Angeles, California 90077.
(2)	Includes 99,600 shares held by William E. Shell, 651,054 shares held by the William Shell Survivor’s Trust, 420,799 shares held by the Elizabeth Charuvastra Exemption Trust, 8,848,825 shares held by the Elizabeth Charuvastra and William Shell Family Trust, 216,408 shares of Common Stock beneficially owned by family and friends of Dr. Shell over which the Elizabeth Charuvastra and William Shell Family Trust holds voting control; also includes options to purchase 250,000 shares of Common Stock (200,000 of which are exercisable as of the date hereof and 50,000 of which are exercisable within 60 days) and warrants to purchase 2,423,965 shares of Common Stock held by William Shell Survivor’s Trust. Dr. Shell is the Trustee of the afore-mentioned trusts in this footnote and he is the beneficial owner insofar as voting rights and control thereof.
(3)	Includes options to purchase 1,102,546 shares of Common Stock (1,052,546 of which are immediately exercisable and 50,000 of which are exercisable within 60 days). Includes 236,179 shares held by the Silver Family Trust and 84,444 shares held by Dr. Silver’s children. Dr. Silver has voting and dispositive control with respect to all these shares. Dr. Silver disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(4)	Includes 53,241 shares of Common Stock held by Kim Giffoni and 3,292,736 shares of Common Stock held by the Giffoni Family Trust Dated September 26, 2008 (“Giffoni Family Trust”) The address of the Giffoni Family Trust is 245 Paradise Cove Road, Malibu, California 90265. Mr. Giffoni and Ms. Olena B. Giffoni are the Co-Trustees of the Giffoni Family Trust and may both be considered to have beneficial ownership of the Giffoni Family Trust’s interests in the Company. Mr. Giffoni and Ms. Giffoni may be deemed to share voting and dispositive control with respect to the securities owned by the Giffoni Family Trust. Each of Mr. Giffoni and Ms. Giffoni disclaim beneficial ownership of any shares in which each does not have a pecuniary interest.
(5)	Includes options to purchase 100,000 shares of Common Stock (87,500 of which are exercisable immediately and 12,500 of which are exercisable within 60 days), but does not reflect options to purchase 25,000 shares of Common Stock which are not exercisable within 60 days.
(6)	Includes options to purchase 100,000 shares of Common Stock (87,500 of which are exercisable immediately and 12,500 of which are exercisable within 60 days), but does not reflect options to purchase 25,000 shares of Common Stock which are not exercisable within 60 days.
(7)	The business address of AFH Holding and Advisory, LLC (“AFH Advisory”) is 9595 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212. Mr. Amir F. Heshmatpour is the managing partner of AFH Advisory and may be considered to have beneficial ownership of AFH Advisory’s interests in the

Company. Mr. Heshmatpour may be deemed to have voting and dispositive control with respect to the securities owned by AFH Advisory. Mr. Heshmatpour disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(8)	The business address of Mr. Rechnitz is 5967 West 3rd Street, Los Angeles, California 90036.
(9)	Includes options to purchase 104,930 shares of Common Stock, (92,430 of which are exercisable immediately and 12,500 of which are exercisable within 60 days), but does not reflect options to purchase 27,465 shares of Common Stock which are not exercisable within 60 days.
(10)	Includes options to purchase 20,000 shares of Common Stock.

Certain Relationships and Related Transactions

Management of the Company is not aware of a material interest, direct or indirect, of any director or officer of the Company, any proposed nominee for election as a director of the Company, or any associate or affiliate of any such person, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

The following is a description of transactions that were entered into with our executive officers, directors or 5% stockholders during the past two fiscal years. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future related party transactions will be approved by our Audit Committee or a majority of our independent directors who do not have an interest in the transaction and who will have access, at our expense, to our independent legal counsel. Information about employment agreements, including grants of options to purchase our Common Stock, entered into with our executive officers is included in the section titled “Executive Compensation”.

Pursuant to an Agreement and Plan of Reorganization (the “Merger Agreement”), by and among AFH Acquisition III, Inc. (“AFH”), TMP Merger Sub, Inc. (“TMP Merger Sub”), AFH Merger Sub, Inc. (“AFH Merger Sub”), AFH Holding and Advisory, LLC (“AFH Advisory”), the Company (prior to the Reorganization, as defined below, referred to as “Old TMP”), William E. Shell, MD, Elizabeth Charuvastra and Kim Giffoni, on January 31, 2011, TMP Merger Sub merged (the “TMP Merger”) with and into the Company with the Company continuing as the surviving entity (the surviving entity of the TMP Merger). Immediately after the TMP Merger, AFH merged (the “AFH Merger” and, together with the TMP Merger, the “Reorganization”) with and into AFH Merger Sub with AFH continuing as the surviving entity (the surviving entity of the AFH Merger, the “Subsidiary”). As a result of the Reorganization, the Subsidiary became a wholly-owned subsidiary of the Company.

The purpose of the Reorganization was to become a public reporting company providing regular updates on our business to our stockholders and to be able to access additional sources of financing to expand our business.

Upon consummation of the TMP Merger, (i) each outstanding share of Old TMP common stock was exchanged for approximately 1.48 shares of AFH common stock and (ii) each outstanding Old TMP option, which was exercisable for one share of Old TMP common stock, was exchanged for an option exercisable for 1.48 shares of AFH common stock. Upon consummation of the AFH Merger, which occurred immediately upon consummation of the TMP Merger, each outstanding share of AFH common stock and each outstanding option to purchase AFH common stock was exchanged for one share of our Common Stock and one option to purchase one share of our Common Stock. As a result of the Reorganization, holders of Old TMP common stock and Old TMP options received 18,308,576 shares of our Common Stock and options to purchase 566,424 shares of our Common Stock, or 83.89% of our issued and outstanding Common Stock on a fully diluted basis. On October 17, 2011, the Company, AFH Holding and Advisory, LLC, William E. Shell, MD, the Estate of Elizabeth Charuvastra and Kim Giffoni entered into Amendment No. 1 to the Agreement and Plan of Reorganization. Pursuant to the Amendment No. 1, the “Make Good Period”, which is defined in the Merger Agreement, was changed from the fiscal year ended December 31, 2011 to the twelve months following the consummation of an initial public offering.

In connection with the consummation of the Reorganization, AFH Holding Advisory, LLC (“AFH Advisory”), agreed to cancel 2,275,000 shares of our Common Stock. AFH Advisory received no consideration for such cancellation.

The fair value of warrants issued in connection with certain loans made by related parties during the years ended December 31, 2012 and December 31, 2011 was determined using the Black Scholes Option Pricing Model with the following assumptions:

•	Stock price of $0.61 – $2.55
•	Exercise price of $1.00 – $3.38
•	Volatility factor of 80% – 97% based on similar companies;
•	Expected term of 5 years based on the term of the warrant;
•	A dividend rate of zero; and
•	The risk free rate of 0.80% – 1.05%

The following table summarizes the status of the Company’s outstanding warrants as of June 21, 2013.

Issue Date	Issued to	Number of Warrants	Exercise Price	Expiration Date
08/19/11	William Shell Survivor’s Trust(a)	43,568	$3.38	08/09/16
09/01/11	William Shell Survivor’s Trust	23,237	$3.38	09/01/16
09/23/11	William Shell Survivor’s Trust	15,104	$3.38	09/23/16
09/28/11	William Shell Survivor’s Trust	58,091	$3.38	09/28/16
10/17/11	William Shell Survivor’s Trust	50,296	$3.38	10/17/16
10/20/11	William Shell Survivor’s Trust	36,982	$3.38	10/20/16
11/08/11	William Shell Survivor’s Trust	35,503	$3.38	11/08/16
11/22/11	William Shell Survivor’s Trust	41,420	$3.38	11/22/16
12/07/11	William Shell Survivor’s Trust	34,024	$3.38	12/07/16
01/04/12	William Shell Survivor’s Trust	8,876	$3.38	01/04/17
01/18/12	William Shell Survivor’s Trust	7,396	$3.38	01/18/17
01/19/12	William Shell Survivor’s Trust	29,586	$3.38	01/19/17
01/31/12	William Shell Survivor’s Trust	59,172	$3.38	01/31/17
02/01/12	William Shell Survivor’s Trust	73,964	$3.38	02/01/17
02/15/12	William Shell Survivor’s Trust	59,172	$3.38	02/15/17
02/29/12	William Shell Survivor’s Trust	71,006	$3.38	03/01/17
03/15/12	William Shell Survivor’s Trust	22,189	$3.38	03/15/17
03/28/12	William Shell Survivor’s Trust	44,379	$3.38	03/28/17
06/22/12	William Shell Survivor’s Trust	250,000	$1.00	04/11/17
06/22/12	William Shell Survivor’s Trust	100,000	$1.00	04/19/17
06/22/12	William Shell Survivor’s Trust	200,000	$1.00	04/26/17
06/22/12	William Shell Survivor’s Trust	150,000	$1.00	05/02/17
06/22/12	William Shell Survivor’s Trust	110,000	$1.00	05/10/17
06/22/12	William Shell Survivor’s Trust	220,000	$1.00	05/24/17
06/22/12	William Shell Survivor’s Trust	190,000	$1.00	05/25/17
06/22/12	William Shell Survivor’s Trust	175,000	$1.00	06/13/17
06/27/12	William Shell Survivor’s Trust	220,000	$1.00	06/27/17
07/05/12	William Shell Survivor’s Trust	95,000	$1.00	07/05/17
05/07/13	ProActive Capital Resources Group	20,000	$2.60	05/07/13
		2,443,964

(a)	On December 21, 2012, the Elizabeth Charuvastra and William Shell Family Trust Dated July 27, 2006 and Amended September 29, 2006 assigned its interests in the above warrants to the William Shell Survivors Trust.

The following table summarizes the status of the Company’s outstanding notes to related parties as of March 31, 2013.

Date	Issued to	Original Note Amount	Principal Repaid	Outstanding Note Amount	Interest Rate	Date Payable
01/31/11	William Shell Survivor's Trust(a)	$293,334	$171,936	$121,398	6.00%	On Demand
01/31/12	Giffoni Family Trust(b)	146,666	39,156	107,510	6.00%	12/1/2012
05/04/11	William Shell Survivor's Trust(c)	200,000	—	200,000	3.25%	On Demand
05/04/11	Giffoni Family Trust	100,000	—	100,000	3.25%	5/4/2016
06/12/12	William Shell Survivor's Trust(c)	200,000	—	200,000	3.25%	On Demand
06/12/11	Giffoni Family Trust	100,000	—	100,000	3.25%	6/12/2016
06/18/11	William Shell Survivor's Trust(c)	150,000	—	150,000	3.25%	On Demand
08/19/11	William Shell Survivor's Trust(c)	150,000	—	150,000	3.95%	On Demand
09/01/11	Lisa Liebman(c)	80,000	—	80,000	3.95%	On Demand
09/23/11	William Shell Survivor's Trust	52,000	—	52,000	3.95%	On Demand
09/28/11	William Shell Survivor's Trust(c)	200,000	—	200,000	3.95%	On Demand
10/17/11	Lisa Liebman	170,000	—	170,000	3.95%	On Demand
10/20/11	William Shell Survivor's Trust	125,000	—	125,000	3.95%	On Demand
11/08/11	Lisa Liebman	120,000	—	120,000	3.95%	On Demand
11/22/11	William Shell Survivor's Trust	140,000	—	140,000	3.95%	On Demand
12/07/11	William Shell Survivor's Trust	115,000	—	115,000	3.95%	On Demand
01/04/12	Lisa Liebman	30,000	—	30,000	3.95%	On Demand
01/18/12	William Shell Survivor's Trust(c)	25,000	—	25,000	3.95%	On Demand
01/19/12	Lisa Liebman	100,000	—	100,000	3.95%	On Demand
01/31/12	William Shell Survivor's Trust	200,000	—	200,000	3.95%	On Demand
02/01/12	William Shell Survivor's Trust	250,000	—	250,000	3.95%	On Demand
02/15/12	William Shell Survivor's Trust	200,000	—	200,000	3.95%	On Demand
02/29/12	William Shell Survivor's Trust	240,000	—	240,000	3.95%	On Demand
03/15/12	William Shell Survivor's Trust(c)	75,000	—	75,000	3.95%	On Demand
03/28/12	William Shell Survivor's Trust	150,000	—	150,000	3.95%	On Demand
04/11/12	William Shell Survivor's Trust	250,000	—	250,000	3.95%	On Demand
04/19/12	William Shell Survivor's Trust	100,000	—	100,000	3.95%	On Demand
04/26/12	William Shell Survivor's Trust	200,000	—	200,000	3.95%	On Demand
05/02/12	William Shell Survivor's Trust	150,000	—	150,000	3.95%	On Demand
05/10/12	William Shell Survivor's Trust	110,000	—	110,000	3.95%	On Demand
05/24/12	William Shell Survivor's Trust	220,000	—	220,000	3.95%	On Demand
05/25/12	William Shell Survivor's Trust	190,000	—	190,000	3.95%	On Demand
06/13/12	William Shell Survivor's Trust	175,000	—	175,000	3.95%	On Demand
06/27/12	William Shell Survivor's Trust	220,000	—	220,000	3.95%	On Demand
07/05/12	William Shell Survivor's Trust	95,000	—	95,000	3.95%	On Demand
07/20/12	AFH Holdings and Advisory, LLC(d)	585,448	297,800	287,648	8.50%	7/20/2014
10/12/2012	William Shell Survivor's Trust	7,000	—	7,000	3.95%	On Demand
12/4/2012	William Shell Survivor's Trust	50,000	—	50,000	12.00%	On Demand
12/7/2012	William Shell Survivor's Trust	100,000	—	100,000	12.00%	On Demand
		$6,064,448	$508,892	$5,555,556

(a)	On December 21, 2012, the Elizabeth Charuvastra and William Shell Family Trust Dated July 27, 2006 and Amended September 29, 2006 assigned its interest in its notes listed above to the William Shell Survivor’s Trust. The William Shell Survivor's Trust then assigned its interest in certain of the notes to Lisa Liebman.
(b)	Or on the consummation of the Company’s initial public offering.
(c)	These notes were converted into an aggregate of 584,75 shares of the Company’s common stock on June 3, 2013.
(d)	Lisa Liebman is married to William E. Shell. M.D., Chief Executive Officer of the Company.
(e)	Mr. Amir F. Heshmatpour is the managing partner of AFH Advisory and may be considered to have beneficial ownership of AFH Advisory’s interests in the Company. This promissory note was converted into shares of the Company’s common stock on April 12, 2013.

On December 12, 2010, the Company issued a promissory note to the Targeted Medical Pharma, Inc. Profit Sharing Plan (the “Plan”) in the amount of $300,000 (the “Plan Note”). The note bears interest at a rate of 8.0 percent per annum and was payable on June 12, 2011. On June 12, 2011, the Company, the Plan, William E. Shell, Elizabeth Charuvastra, Kim Giffoni, the EC and WS Family Trust and the Giffoni Family Trust entered into an agreement (the “Note Agreement”) pursuant to which the Plan assigned the Plan Note to Dr. Shell, Ms. Charuvastra and Mr. Giffoni in an amount of $100,000 each. Moreover, pursuant to the Note Agreement, each of Dr. Shell and Ms. Charuvastra assigned their respective interests in the Plan Note to the EC and WS Family Trust. In accordance with the Note Agreement, in connection with the assignments, the Plan Note was amended to extend the maturity date to December 15, 2015 and to reduce the interest rate from 8.0% per annum to 3.25% per annum. The Company issued new notes to each of the WC and WS Family Trust (in the amount of $200,000) and to Mr. Giffoni (in the amount of $100,000) to memorialize the amendments pursuant to the Note Agreement.

On January 31, 2011, the Company issued promissory notes to each of William Shell, our Chief Executive Officer, Chief Scientific Officer, interim Chief Financial Officer and a director, Elizabeth Charuvastra, our former Chairman, Vice President of Regulatory Affairs and a director, and Kim Giffoni, our Executive Vice President of Foreign Sales and Investor Relations and a director, in an aggregate amount of $440,000. The notes bear interest at a rate of 6% per annum and are payable on the earlier of December 1, 2012 or the consummation of the Company’s initial public offering.

On June 22, 2012 the terms of all notes originally payable to the EC and WS Family Trust were modified to make the principal payable on demand and accrued interest payable on a quarterly basis. The Company recorded any remaining note discount as of June 22, 2012. As noted above those notes and related warrants were assigned to the William Shell Survivor’s Trust.

On April 12, 2013 AFH Holdings and Advisory, LLC converted its note with a principal balance of $287,648 into 287,648 shares of the Company’s Common Stock.

On June 3, 2013 the Company repaid $1,000,000 notes payable to the William Shell Survivor’s Trust. The notes included a $200,000 note dated May 4, 2011, a $200,000 note dated June 12, 2011, a $150,000 note dated June 18, 2011, a $150,000 note dated August 19, 2011, a $200,000 note dated September 28, 2011, a $25,000 note dated January 18, 2012 and a $75,000 note dated March 15, 2012. The notes were repaid by issuing 584,795 shares of the Company’s common stock to the William Shell Survivor’s Trust.

Deadline for Submission of Stockholder Proposals for 2014 Annual Meeting of Stockholders

Stockholder Proposals

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2014 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, Attention: Investor Relations, no later than February March 22, 2014.

In addition, our Amended and Restated Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 60 days and not more than 90 days prior to the date we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of (x) the 60th day prior to such annual meeting or (y) the 10th day following the date on which public announcement of the date of such meeting is first made by the Corporation. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. If a stockholder fails to comply with the forgoing notice provision or with certain additional procedural requirements under SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the annual meeting of stockholders and, to the extent permitted by law, on any other business that may properly come before the annual meeting of stockholders and any adjournments or postponements. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

If we are not notified of a stockholder proposal a reasonable time prior to the time we send our proxy statement for our 2014 annual meeting, then our Board will have discretionary authority to vote on the stockholder proposal, even though the stockholder proposal is not discussed in the proxy statement. In order to curtail any controversy as to the date on which a stockholder proposal was received by us, it is suggested that stockholder proposals be submitted by certified mail, return receipt requested, and be addressed to Targeted Medical Pharma, Inc., 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, Attention: Investor Relations. Notwithstanding, the foregoing shall not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any stockholder a right to have any nominee included in our proxy statement.

Where You Can Find Additional Information

Accompanying this Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. Such Report constitutes the Company’s Annual Report to its Stockholders for purposes of Rule 14a-3 under the Exchange Act. Such Report includes the Company’s audited financial statements for the 2012 fiscal year and certain other financial information, which is incorporated by reference herein. The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Amir Blachman, at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077 or by telephone on (301) 474-9809.

Appendix A

CERTIFICATE OF AMENDMENT TO THE SECOND
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF TARGETED MEDICAL PHARMA, INC.

The undersigned, for the purposes of amending the Second Amended and Restated Certificate of Incorporation of Targeted Medical Pharma, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST:  The Board of Directors of the Corporation (the “Board”) duly adopted in accordance with Section 141(b) of the DCGL, at a meeting of the Board held on [•], 2013, a resolution proposing and declaring advisable the following language to be added to Article FOURTH of the Second Amended and Restated Certificate of Incorporation of said Corporation:

ARTICLE FOURTH

Upon the effectiveness of the amendment to the certificate of incorporation containing this sentence (the “Split Effective Time”) each share of the Common Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of the State of Delaware shall be automatically changed and reclassified into a smaller number of shares such that each [•] shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall receive a full share of Common Stock upon the surrender of such stockholders’ old stock certificate. No stockholders will receive cash in lieu of fractional shares.

SECOND:  The holders of a majority of the issued and outstanding shares of common stock of the Corporation entitled to vote at a duly convened meeting of the stockholders of the Corporation have voted in favor of said amendment at a duly convened meeting of the stockholders of the Corporation.

THIRD:  The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Targeted Medical Pharma, Inc. to be duly executed by the undersigned this [•] day of [•], 2013.

TARGETED MEDICAL
PHARMA, INC.

By:	Name: Title:

TARGETED MEDICAL PHARMA, INC.
ANNUAL MEETING OF STOCKHOLDERS
JULY 22, 2013

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF TARGETED MEDICAL PHARMA, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

The undersigned stockholder of Targeted Medical Pharma, Inc., a Delaware corporation (the “Company”), having read the notice of annual meeting of stockholders and the definitive proxy statement, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints William E. Shell, MD, and David Silver MD, or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all shares of capital stock which the undersigned may be entitled to vote at the annual meeting of stockholders of the Company to be held at the Hotel Palomar Los Angeles, located at 10740 Wilshire Blvd., Los Angeles, CA 90024, on Monday, July 22, 2013, at 10:00 a.m., Pacific Time, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the definitive proxy statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

(1) Election of Directors

VOTE

☐  FOR ALL nominees listed below EXCEPT as marked to the contrary below

☐  WITHHOLD AUTHORITY to vote for ALL nominees listed below

(INSTRUCTION:  To withhold authority to vote for any individual nominee strike a line through the nominee’s name below. If neither box above is checked, the Board shall be voted FOR each nominee.)

Kim Giffoni, Donald J. Webster, William E. Shell, M.D. and Scott Gottlieb, M.D.

(2) Reverse Stock Split Proposal — to consider and vote upon an amendment to Article FOURTH of the Company’s Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of the Company’s common stock at a ratio of between one-for-two and one-for-ten with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3) To approve, by a non-binding vote, the Company’s 2012 executive compensation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4) To approve, by a non-binding vote, the frequency of future stockholder advisory votes relating to the Company’s executive compensation.

☐ 3 YEARS	☐ 2 YEARS	☐ 1 YEAR	☐ ABSTAIN

(5) To consider and vote on a proposal to authorize the Board to adjourn the Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Meeting to approve the proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING, IF SUBMITTED TO A VOTE OF THE STOCKHOLDERS, A MOTION TO ADJOURN THE ANNUAL MEETING OF STOCKHOLDERS TO ANOTHER TIME OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Proxy cards properly executed and returned without direction will be voted “FOR” all of the nominees listed above, “FOR” the proposals and “FOR” advisory votes on executive compensation to occur every three years.

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated:            , 2013

INDIVIDUAL OR JOINT HOLDER:

Signature

Print Name Here

Signature (if held jointly)

Print Name Here

CORPORATE OR PARTNERSHIP HOLDER:

Print Company Name Here

By:

Print Name Here

Its:

Print Title Here